EXHIBIT 99.1

Perrigo Reports Fourth Quarter & Fiscal Year 2022 Financial Results From Continuing Operations

Highlights:

•Perrigo fiscal year net sales grew 7.6% versus the prior year to $4.5 billion. Constant currency net sales(1) increased 12.8% and organic(2) net sales grew a robust 8.8% compared to the prior year.

•Fourth quarter net sales grew 4.6% to $1.2 billion versus the prior year quarter, or 9.6% on a constant currency basis. Both the Consumer Self-Care Americas ("CSCA") and Consumer Self-Care International ("CSCI") segments delivered record quarter net sales, increasing 4.0% and 5.7%, respectively. CSCI constant currency net sales increased 20.5% compared to the prior year quarter.
•Fourth quarter GAAP ("reported") gross margin was 33.1%, a 170 basis points improvement compared to the first quarter of 2022 and an increase of 30 basis points compared to the prior year quarter. Perrigo achieved fourth quarter non-GAAP ("adjusted") gross margin of 38.4%, a 500 basis points improvement compared to the first quarter of 2022 and an increase of 350 basis points compared to the prior year quarter.

•Fiscal year 2022 reported net earnings (loss) per diluted share ("EPS") was a loss of ($0.97), as compared to a loss of ($0.98) in the prior year period. Adjusted diluted EPS was $2.07, as compared to $2.06 in the prior year. Constant currency adjusted diluted EPS increased 12.1% to $2.31.

•Fourth quarter reported EPS was a loss of ($0.09), as compared to net earnings of $0.24 in the prior year quarter, due primarily to higher amortization expenses and acquisition related costs. Adjusted diluted EPS was $0.75, an increase of 25.0% compared to the prior year quarter. Constant currency adjusted diluted EPS was $0.80, an increase of 33.3% compared to the prior year quarter.

•Cash and cash equivalents totaled $601 million as of year-end, reflecting a strong cash conversion ratio(3) of approximately 110% for the full year.

•In the fourth quarter, Perrigo purchased the Gateway infant formula facility and U.S. & Canadian GoodStart® brand from Nestle as the Company continues to play a major role in helping to solve the on-going U.S. infant formula shortage.

•Company to hold a virtual Investor Day event tomorrow, February 28, 2023, where management will share the Company's 2023-2025 strategic plan to 'Optimize and Accelerate' performance as well as provide fiscal 2023 guidance (webcast details below).

(1) See attached Appendix for details. Constant currency net sales growth excludes the impact of currency.

(2) See attached Appendix for details. Organic net sales growth excludes the effects of acquisitions and divestitures and the impact of currency.

(3) See attached Appendix for details. Cash conversion ratio defined as cash from operating activities as a percentage of adjusted net income.

Dublin, Ireland - February 27, 2023 - Perrigo Company plc (NYSE: PRGO) (“Perrigo” or the “Company”), a leading global provider of Consumer Self-Care Products, today announced financial results for the fourth quarter and fiscal year ended December 31, 2022. All comparisons are against the prior year fiscal fourth quarter and fiscal year, unless otherwise noted.

President and CEO, Murray S. Kessler commented, "Perrigo completed its transformation from a healthcare company to a pure play consumer self-care company early in 2022 with the closing of the HRA Pharma acquisition. And it was from the momentum that was created through this transformation that the Company was able to deliver constant currency double-digit top-line and adjusted bottom-line growth in 2022, including all-time net sales records for both our Americas and International businesses, a 500 basis point recovery in adjusted gross margin from the first quarter to the fourth, continued market share gains across the portfolio, and cash conversion of over 100%.”

Kessler continued, “Perrigo’s strong year came behind an exceptionally strong fourth quarter that achieved 10% constant currency net sales growth and 33% constant currency adjusted diluted EPS growth along with adjusted gross margin up over 350 basis points versus year ago! I am so proud of how my Perrigo colleagues delivered these results, while at the same time navigating through unprecedented global supply chain disruptions, labor shortages, broad-based inflation, the Russia-Ukraine war, the infant formula shortage, and the continuing impact of the Covid-19 pandemic. It’s a testament to the resiliency and nimbleness of the new Perrigo Consumer Self-Care Company."

Kessler concluded, “Equally impressive is the work our team did to advance the Company to the next phase of its long-term strategic plan, which we will share at our investor day tomorrow. At that virtual meeting, we will share our plan to Optimize and Accelerate the performance of the newly transformed Perrigo in order to deliver outsized profitable growth over the next 3 years.”

Refer to Tables I - VI at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Fourth Quarter 2022 Perrigo Results from Continuing Operations

Fourth Quarter 2022 Net Sales Change Compared to Prior Year
	Reported Net Sales	Foreign Exchange Adjustment	Constant Currency Net Sales	Net Acquisitions & Divestitures Adjustment	Organic Net Sales
CSCA	4.0%	0.1%	4.1%	(3.6)%	0.5%
CSCI	5.7%	14.8%	20.5%	(17.2)%	3.3%
Total Perrigo	4.6%	5.0%	9.6%	(8.1)%	1.5%

Reported net sales of $1.2 billion increased $50 million, or 4.6%, constant currency net sales increased 9.6% and organic net sales increased 1.5%. Reported net sales were driven by 1) $72 million in constant currency net sales from the acquisition of HRA and $43 million from the acquisition of the U.S. & Canadian GoodStart® infant formula brand, 2) $48 million in strategic pricing actions across both Consumer Self-Care segments, and 3) global category growth and U.S. brand and store brand share gains resulting in higher net sales across several Perrigo global product categories, including Upper Respiratory and Skin Care. These drivers also benefited from eCommerce growth and new product sales. Reported net sales growth was partially offset by 1) the impact of unfavorable currency translation of $55 million, 2) $25 million from the divestitures of the Latin American businesses and ScarAway® brand, 3) $16 million in lower net sales related to purposeful SKU prioritization to focus capacity on higher margin products as well as the exited distribution of product to Russia, and 4) lower year end inventories at certain U.S. retailers.
Reported gross margin was 33.1%, a 30 basis points increase versus the prior year. Adjusted gross margin expanded 350 basis points versus the prior year quarter to 38.4% as benefits from higher margin acquisitions, strategic pricing actions, and positive mix driven in part by purposeful SKU prioritization to focus capacity on higher margin products in CSCA more than offset the impacts from inflation and productivity challenges.

Fourth quarter reported operating income was $31 million, compared to $47 million in the prior year period, a decline of 34%. Adjusted operating income was $156 million, up $25 million, or 18.6% versus year ago. Constant currency adjusted operating income increased 24.9% driven by higher gross profit flow-through resulting from net sales growth and acquisitions. This positive impact from sales growth and acquisitions was partially offset by 1) a $33 million impact from inflation, including higher freight & distribution expenses, and lower manufacturing productivity, 2) higher operating expenses, driven primarily by acquisitions, and 3) the unfavorable impacts from divested businesses and currency translation.

Reported net loss was $13 million, or ($0.09) per diluted share, compared to reported net income of $32 million, or $0.24 per diluted share, in the prior year period. Excluding certain charges as outlined in Table I, fourth quarter 2022 adjusted net income was $102 million, or $0.75 per diluted share, compared to $82 million, or $0.60 per diluted share, in the prior year. Constant currency adjusted diluted EPS for the quarter was $0.80, an increase of 33.3% compared to prior year. Adjusted diluted EPS included a favorable tax benefit stemming from the release of reserves related to effectively settled positions or closed audit years, which was partially offset by a $0.02 negative impact from accelerating a portion of the estimated $0.18 - $0.20 one-time cost originally expected in 2023 to capture HRA distribution synergies that will benefit the Company in 2023 and beyond.

Fourth Quarter 2022 Business Segment Results from Continuing Operations

Consumer Self-Care Americas Segment

Fourth Quarter 2022 Net Sales Change Compared to Prior Year
	Reported Net Sales	Foreign Exchange Adjustment	Constant Currency Net Sales	Net Acquisitions & Divestitures Adjustment	Organic Net Sales
CSCA	4.0%	0.1%	4.1%	(3.6)%	0.5%

Reported net sales increased $30 million, or 4.0%, to a quarterly record of $766 million. Organic net sales increased 0.5%. Net sales growth was driven by acquisitions, strategic pricing actions, total category growth and market share gains versus national brands and other store brand competitors. This growth was partially offset by the impact from divested businesses and a 1.7 percentage point headwind from purposeful portfolio optimization to unlock capacity for higher margin products as part of the Company's Supply Chain Reinvention Program. Primary category drivers are provided below.

Upper Respiratory
Net sales of $134 million decreased 2.6% due primarily to the launch of Nasonex®24HR and higher net sales of non-liquid cough/cold and allergy products, which were more than offset by the divested Latin American businesses, impacting growth by an unfavorable 3.6 percentage points in the quarter.

Nutrition
Net sales of $144 million increased 32.3% due primarily to the acquisition of the U.S. & Canadian GoodStart® infant formula brand and strong growth in contract infant formula and oral electrolytes.

Digestive Health
Net sales of $132 million increased 0.8% due primarily to increased manufacturing capacity and demand for Polyethylene Glycol 3350, and new products, including Omeprazole Cool Mint and orange flavored Polyethylene Glycol 3350. Growth in the category was partially offset by an unfavorable 1.8 percentage points impact from the divested Latin American businesses.

Pain & Sleep-Aids
Net sales of $103 million decreased 8.7% due primarily to lower net sales of adult pain products related to purposeful portfolio optimization to unlock capacity for higher margin products as part of the Company's Supply Chain Reinvention Program and the unfavorable impact of 5.7 percentage points from the divested Latin American businesses. These factors were partially offset by higher demand and shipments for children's analgesics products.

Oral Care
Net sales of $82 million decreased 2.6% due primarily to purposefully lost distribution of relatively lower margin products at a specific customer, partially offset by share gains resulting from broad strength in demand for the Company's offerings.

Healthy Lifestyle
Net sales of $80 million decreased 2.2% due primarily to share gains in store brand smoking cessation products, which were more than offset by timing of shipments to customers.

Skin Care
Net sales of $49 million increased 10.8% due primarily to the addition of HRA brands, including Mederma® and Compeed®, partially offset by the unfavorable impact of 3.2 percentage points from divestitures of the Latin American businesses and ScarAway® brand.

Women's Health
Net sales of $12 million increased 32.6% due primarily to the addition of HRA brands, including ella®.
Vitamins, Minerals, and Supplements (VMS) and Other
Net sales of $29 million increased 11.2% due primarily to higher sales of science-based natural products.

Reported gross margin was 30.3%, a 370 basis points increase versus the prior year quarter. Adjusted gross margin expanded 420 basis points versus the prior year quarter to 31.6% as strategic pricing actions, positive mix driven in part by purposeful SKU prioritization to focus capacity on higher margin products, and benefits from higher margin acquisitions more than offset the impacts from inflation and productivity challenges.

Reported operating income was $126 million compared to operating income of $93 million in the prior year quarter. Adjusted operating income increased $34 million to $144 million due primarily to record quarterly gross profit resulting from net sales growth and acquisitions. These factors were partially offset by 1) a $25 million unfavorable impact from inflation, including higher freight & distribution expenses, and lower manufacturing productivity, 2) higher operating expenses, driven primarily by the inclusion of acquisitions, and 3) the impact of divested businesses.

Consumer Self-Care International Segment

Fourth Quarter 2022 Net Sales Change Compared to Prior Year
	Reported Net Sales	Foreign Exchange Adjustment	Constant Currency Net Sales	Net Acquisitions & Divestitures Adjustment	Organic Net Sales
CSCI	5.7%	14.8%	20.5%	(17.2)%	3.3%

CSCI reported net sales of $390 million increased $21 million, or 5.7%, constant currency net sales increased 20.5% and organic net sales increased 3.3%. Net sales growth was driven by the acquisition of HRA, strategic pricing actions and maintaining market share in growing categories. Growth was partially offset by unfavorable currency translation, lower sales volumes particularly in the Healthy Lifestyle category, and a 0.8 percentage point headwind from the exited distribution business in Russia. Primary category drivers are provided below.

Skin Care
Net sales of $90 million increased 21.8%, or 40.7% excluding the impact of currency, driven primarily by the addition of HRA brands, including Compeed®, new products in the ACO skincare line and higher net sales of anti-parasite offerings that are outpacing strong category growth.

Upper Respiratory
Net sales of $74 million decreased 9.5%, or an increase of 2.3% excluding the impact of currency, led by increased demand for traditional cough/cold products, including Bronchostop, Coldrex and Bronchonolo, stemming from a strong cough/cold and flu season.

Vitamins, Minerals, and Supplements (VMS)
Net sales of $46 million decreased 16.3%, or 5.9% excluding the impact of currency, due primarily to strong performance of VMS products in 2021 stemming from a spike in demand related to the COVID pandemic. This was partially offset by solid performance of Abtei in Germany.

Women's Health
Net sales of $32 million increased 155.6%, or 191.1% excluding the impact of currency, due primarily to the addition of HRA brands, including ellaOne® and NorLevo®.

Pain & Sleep-Aids
Net sales of $52 million decreased 2.2%, or an increase of 11.0% excluding the impact of currency, due primarily to higher demand for Solpadeine, an analgesics product.

Healthy Lifestyle
Net sales of $31 million decreased 20.1%, or 9.5% excluding the impact of currency, due primarily to lower category consumption in weight management and smoking cessation, impacting XLS Medical and NiQuitin, respectively.

Oral Care
Net sales of $24 million increased 0.4%, or 13.7% excluding the impact of currency, due primarily to double-digit growth in store brand oral care products.

Digestive Health and Other
Net sales of $41 million increased 36.4%, or 54.6% excluding the impact of currency, due primarily to the addition of the HRA Rare Diseases portfolio in the Other category.

Reported gross margin was 38.6%, a 660 basis points decrease versus the prior year quarter. Adjusted gross margin expanded 210 basis points versus the prior year quarter to 51.8% as benefits from higher margin acquisitions, strategic pricing actions and higher margin new products more than offset the impacts from inflation and productivity challenges.

Reported operating loss was $49 million for the quarter compared to reported operating income of $13 million in the prior year. Adjusted operating income decreased $6 million, or 10.5%, to $54 million. Constant currency adjusted operating income increased 2.3% as higher gross profit flow-through resulting from net sales growth and the addition of HRA were partially offset by higher operating expenses, primarily from the inclusion of HRA, and an unfavorable $8 million impact from inflation and lower manufacturing productivity.

Fiscal Year 2022 Perrigo Results from Continuing Operations

Fiscal Year 2022 Net Sales Change Compared to Prior Year
	Reported Net Sales	Foreign Exchange Adjustment	Constant Currency Net Sales	Net Acquisitions & Divestitures Adjustment	Organic Net Sales
CSCA	8.6%	0.1%	8.7%	0.8%	9.5%
CSCI	5.5%	15.0%	20.5%	(13.0)%	7.5%
Total Perrigo	7.6%	5.2%	12.8%	(4.2)%	8.8%

Reported net sales of $4.5 billion increased $313 million, or 7.6%, constant currency net sales increased 12.8% and organic net sales increased 8.8%. Reported net sales were driven by 1) 217 million in constant currency net sales from the acquisition of HRA and $43 million from the acquisition of the U.S. & Canadian GoodStart® infant formula brand, 2) $156 million in strategic pricing actions across both Consumer Self-Care segments, 3) global category growth and U.S. brand and store brand share gains resulting in higher net sales across several Perrigo product categories, including Upper Respiratory, Nutrition and Skin Care, and 4) $62 million from an incremental six months of contract manufacturing sales to the divested RX business, which closed on July 6, 2021. These drivers also benefited from eCommerce growth and new product sales. These increases were partially offset by 1) unfavorable impacts from currency translation of $217 million and $86 million from divestitures of the Latin American businesses and ScarAway® brand, and 3) lower net sales in the Healthy Lifestyle and VMS categories.

Reported gross margin was 32.7%, a 150 basis points decrease versus the prior year. Adjusted gross margin of 36.2% decreased 30 basis points compared to the prior year as strategic pricing actions and benefits from higher margin acquisitions were more than offset by the impacts from inflation, productivity challenges and product mix.

Fiscal year 2022 reported operating income decreased $332 million to $79 million, compared to $410 million in 2021, due primarily to the absence of $418 million from the Omega arbitration award received in the prior year partially offset by the absence of $173 million of prior year impairment charges primarily related to the divested Latin American businesses. Excluding certain charges as outlined in Table I, adjusted operating income increased $13 million to $492 million in 2022. This increase was driven by higher gross profit flow-through resulting from net sales growth and acquisitions. These increases were partially offset by 1) a $139 million impact from inflation, including higher freight & distribution expenses, and lower productivity, 2) higher operating expenses, driven primarily by acquisitions and employee expenses, and 3) the unfavorable impacts from divested businesses and currency translation.

Reported net loss was $131 million, or a loss of $0.97 per diluted share, versus reported net loss of $131 million, or $0.98 per diluted share, in the prior year. Excluding certain charges as outlined in Table I, fiscal 2022 adjusted net income was $281 million, or $2.07 per diluted share, versus $278 million, or $2.06 per diluted share in the prior year. Constant currency EPS was $2.31, an increase of 12.1% compared to prior year.

Fiscal Year 2022 Business Segment Results from Continuing Operations

Consumer Self-Care Americas Segment

Fiscal Year 2022 Net Sales Change Compared to Prior Year
	Reported Net Sales	Foreign Exchange Adjustment	Constant Currency Net Sales	Net Acquisitions & Divestitures Adjustment	Organic Net Sales
CSCA	8.6%	0.1%	8.7%	0.8%	9.5%

CSCA reported record net sales of $2.9 billion, an increase of $233 million, or 8.6%. Organic net sales increased a strong 9.5%. Net sales growth was driven by strategic pricing actions, total category growth, store brand share gains versus national brands and store brand competitors, and new product launches. Reported net sales also benefited from an incremental six months of contract manufacturing sales to the divested RX business, which closed on July 6, 2021.

Reported gross margin was 26.9%, a 150 basis points decrease versus the prior year. Adjusted gross margin of 28.2% decreased 130 basis points versus the prior year as strategic pricing actions, higher margin new products, and benefits from higher margin acquisitions were more than offset by the impacts from inflation and productivity challenges.

Reported operating income was $366 million in 2022 compared to $207 million in 2021. Adjusted operating income increased $7 million to $440 million as higher gross profit flow-through resulting from net sales growth and acquisitions were partially offset by 1) inflation, including higher freight & distribution expenses, and lower productivity, 2) higher operating expenses, driven primarily by acquisitions, and 3) the impact from divested businesses.

Consumer Self-Care International Segment

Fiscal Year 2022 Net Sales Change Compared to Prior Year
	Reported Net Sales	Foreign Exchange Adjustment	Constant Currency Net Sales	Net Acquisitions & Divestitures Adjustment	Organic Net Sales
CSCI	5.5%	15.0%	20.5%	(13.0)%	7.5%

CSCI net sales of $1.5 billion increased $80 million, or 5.5%, constant currency net sales increased 20.5% and organic net sales increased 7.5%. Net sales growth was driven by strategic pricing actions, new product launches and the acquisition of HRA. Growth was partially offset by unfavorable currency translation and a 0.8 percentage point headwind from the exited distribution business in Russia.

Reported gross margin was 43.8%, a 120 basis points decrease versus the prior year. Adjusted gross margin expanded 190 basis points versus the prior year to 51.6% as benefits from higher margin acquisitions, strategic pricing actions and higher margin new products more than offset the impacts from inflation, productivity challenges and unfavorable product mix.

Reported operating loss was $30 million in 2022 compared to income of $36 million in 2021. Adjusted operating income increased $10 million, or 4.8%, to $223 million. Constant currency adjusted operating income increased 22.8% as higher gross profit flow-through resulting from net sales growth and the addition of HRA were partially offset by higher operating expenses, primarily the inclusion of HRA and higher employee expenses, and the impact from inflation.

Cash Conversion

Net cash from operations for fiscal 2022 was $307 million, compared to $156 million in the prior year period, resulting in cash conversion as a percentage of adjusted net income of approximately 110%.

February 28, 2023 Virtual Investor Day Event

The Company will hold its virtual Investor Day tomorrow, February 28, 2023, where management will share the Company's 2023-2025 strategic plan to 'Optimize and Accelerate' performance as well as provide fiscal 2023 guidance.

The event will begin at 8:00 a.m. EST. An audio webcast of the Investor Day, including the Q&A session and the accompanying presentation, will be available at https://investor.perrigo.com/events-webcasts. A replay will also be available.

About Perrigo

Perrigo Company plc (NYSE: PRGO) is a leading provider of Consumer Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at www.perrigo.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the effect of the coronavirus (COVID-19) pandemic and its variants; supply chain impacts on the Company’s business, including those caused or exacerbated by armed conflict, trade and other economic sanctions and/or disease; general economic, credit, and market conditions; the impact of war between Russia and Ukraine and any escalation thereof, including the effects of economic and political sanctions imposed by the United States, United Kingdom, European Union, and other countries related thereto; the outbreak or escalation of conflict in other regions where we do business; future impairment charges, if we determine that the carrying amount of specific assets may not be recoverable from the expected future cash flows of such assets; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the draft and final Notices of Proposed Assessment (“NOPAs”) issued by the U.S. Internal Revenue Service or any litigation relating thereto, ongoing or future government investigations and regulatory initiatives; uncertainty regarding the timing of, and the Company’s ability to obtain and maintain, certain regulatory approvals, including the sale of daily over-the-counter oral contraceptives; potential costs and reputational impact of product recalls or sales halts; potential adverse changes to U.S. and foreign tax, healthcare and other government policy; the timing, amount and cost of any share repurchases (or the absence thereof); fluctuations in currency exchange rates and interest rates; the Company’s ability to achieve the benefits expected from the sale of its Rx business and the risk that potential costs or liabilities incurred or retained in connection with that transaction may exceed the Company’s estimates or adversely affect the Company’s business or operations; the Company’s ability to achieve the benefits expected from the acquisition of Héra SAS (“HRA Pharma”) and/or the risks that the Company’s synergy estimates are inaccurate or that the Company faces higher than anticipated integration or other costs in connection with the acquisition; risks associated with the integration of HRA Pharma, including the risk that growth rates are adversely affected by any delay in the integration of sales and distribution networks; the consummation and success of other announced and unannounced acquisitions or dispositions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and other strategic initiatives and investments, including the Company’s ability to achieve the expected benefits from its Supply Chain Reinvention Program. An adverse result with respect to the Company’s appeal of any material outstanding tax assessments or pending litigation could have a material adverse impact on the Company's operating results, cash flows and liquidity, and could ultimately require the use of corporate assets to pay such assessments, damages from third-party claims, and related interest and/or penalties, and any such use of corporate assets would limit the assets available for other corporate purposes. There can be no assurance that the FDA will approve the sale of daily oral contraceptives without a prescription in the United States. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2022, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations to the most directly comparable U.S. GAAP measures for the following non-GAAP financial measures referred to in this press release:

•net sales growth on an organic basis, which excludes acquisitions, divested businesses, and the impact of currency,
•adjusted gross profit,
•adjusted net income,
•adjusted operating income,
•adjusted diluted earnings per share,
•constant currency adjusted diluted earnings per share,
•adjusted gross margin,
•adjusted operating margin, and
•cash conversion ratio

These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and, where applicable, with companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The intangible asset amortization excluded from these non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements and is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted net income, adjusted diluted EPS, constant currency adjusted diluted EPS, adjusted operating income, adjusted gross margin and adjusted operating margin are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. As noted, for the first quarter of 2021, these adjusted profit measures exclude certain stranded costs, such as those related to corporate and shared service functions related to the RX business. Under GAAP, these stranded costs are reported within continuing operations, but were previously allocated to the RX business. We exclude these costs from all adjusted profit measures, as we do not believe they are representative of the future run-rate of expenses of our continuing operations. The Company also discloses net sales growth excluding the impact of currency on an organic basis. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past and present underlying operating results, and also facilitate analysis of the Company’s operating performance and acquisition and divestiture trends.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Perrigo Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications; (269) 686-3373; e-mail: bradley.joseph@perrigo.com

Nicholas Gallagher, Senior Manager, Global Investor Relations & Corporate Communications; (269) 686-3238, E-mail: nicholas.gallagher@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Year Ended
	December 31, 2022	December 31, 2021	December 31, 2020
Net sales	$4,451.6	$4,138.7	$4,088.2
Cost of sales	2,996.2	2,722.5	2,593.3
Gross profit	1,455.4	1,416.2	1,494.9

Operating expenses
Distribution	113.0	93.0	85.1
Research and development	123.1	122.0	121.7
Selling	584.8	536.4	545.5
Administration	512.3	482.0	478.5
Impairment charges	—	173.1	—
Restructuring	42.5	16.9	3.2
Other operating expense (income), net	0.8	(417.6)	(4.3)
Total operating expenses	1,376.5	1,005.8	1,229.7

Operating income	78.9	410.4	265.2

Change in financial assets	—	—	95.3
Interest expense, net	156.0	125.0	127.7
Other (income) expense, net	53.1	26.7	16.3
Loss on extinguishment of debt	8.9	—	20.0
Income (loss) from continuing operations before income taxes	(139.1)	258.7	5.9
Income tax expense (benefit)	(8.2)	389.6	(38.3)
Income (loss) from continuing operations	(130.9)	(130.9)	44.2
Income (loss) from discontinued operations, net of tax	(9.7)	62.0	(206.8)
Net income (loss)	$(140.6)	$(68.9)	$(162.6)

Earnings (loss) per share
Basic
Continuing operations	$(0.97)	$(0.98)	$0.32
Discontinued operations	$(0.07)	$0.46	$(1.52)
Basic earnings per share	$(1.04)	$(0.52)	$(1.20)
Diluted
Continuing operations	$(0.97)	$(0.98)	$0.32
Discontinued operations	$(0.07)	$0.46	$(1.51)
Diluted earnings per share	$(1.04)	$(0.52)	$(1.19)

Weighted-average shares outstanding
Basic	134.5	133.6	136.1
Diluted	134.5	133.6	137.2

PERRIGO COMPANY PLC
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$600.7	$1,864.9
Accounts receivable, net of allowance for credit losses of $6.8 and $7.2, respectively	697.1	652.9
Inventories	1,150.3	1,020.2
Prepaid expenses and other current assets	271.8	305.8
Current assets held for sale	—	16.1
Total current assets	2,719.9	3,859.9
Property, plant and equipment, net	926.3	864.1
Operating lease assets	217.1	166.9
Goodwill and indefinite-lived intangible assets	3,549.0	3,004.7
Definite-lived intangible assets, net	3,230.2	2,146.1
Deferred income taxes	7.1	6.5
Other non-current assets	367.7	377.5
Total non-current assets	8,297.4	6,565.8
Total assets	$11,017.3	$10,425.7
Liabilities and Shareholders’ Equity
Accounts payable	$537.3	$411.2
Payroll and related taxes	136.4	118.5
Accrued customer programs	139.1	125.6
Other accrued liabilities	250.2	279.4
Accrued income taxes	14.4	16.5
Current indebtedness	36.2	603.8
Current liabilities held for sale	—	32.9
Total current liabilities	1,113.6	1,587.9
Long-term debt, less current portion	4,070.4	2,916.7
Deferred income taxes	368.2	239.3
Other non-current liabilities	623.0	530.1
Total non-current liabilities	5,061.6	3,686.1
Total liabilities	6,175.2	5,274.0
Contingencies - Refer to Note 19
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	6,936.7	7,043.2
Accumulated other comprehensive income	(27.0)	35.5
Retained earnings (accumulated deficit)	(2,067.6)	(1,927.0)
Total shareholders’ equity	4,842.1	5,151.7
Total liabilities and shareholders' equity	$11,017.3	$10,425.7

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	134.7	133.8

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Year Ended
	December 31, 2022	December 31, 2021	December 31, 2020
Cash Flows From (For) Operating Activities
Net income (loss)	$(140.6)	$(68.9)	$(162.6)
Adjustments to derive cash flows:
Depreciation and amortization	338.6	312.2	384.8
Gain on sale of business	—	(47.5)	20.9
Share-based compensation	54.9	60.1	58.5
Impairment charges	—	173.1	346.8
Change in financial assets	—	—	96.4
Foreign currency remeasurement loss	39.4	—	—
Restructuring charges	42.5	16.9	3.5
Deferred income taxes	(50.5)	9.4	(54.5)
Amortization of debt premium	(0.7)	(3.8)	(2.4)
Other non-cash adjustments, net	3.7	0.2	14.0
Subtotal	287.3	451.7	705.4
Increase (decrease) in cash due to:
Accounts receivable	0.1	(159.7)	168.9
Inventories	(76.7)	(2.4)	(170.6)
Prepaid expenses	25.9	—	(12.3)
Accounts payable	100.3	(7.9)	(2.7)
Payroll and related taxes	(38.2)	(53.0)	10.8
Accrued customer programs	11.2	1.4	(43.3)
Accrued liabilities	10.1	(21.4)	(23.1)
Accrued income taxes	(47.9)	(47.7)	(7.0)
Other, net	35.2	(4.7)	10.1
Subtotal	20.0	(295.4)	(69.2)
Net cash from operating activities	307.3	156.3	636.2
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	3.3	3.8	4.1
Acquisitions of businesses, net of cash acquired	(2,011.4)	—	(168.5)
Purchase of equity method investment	—	—	(15.0)
Asset (acquisitions) sales, net	25.5	(70.6)	(35.2)
Settlement of acquisition and designated foreign currency derivatives	61.7	—	—
Additions to property, plant and equipment	(96.4)	(152.1)	(170.4)
Net proceeds from sale of businesses	58.7	1,491.9	187.8
Other investing, net	—	2.8	9.4
Net cash from (for) investing activities	(1,958.6)	1,275.8	(187.8)
Cash Flows From (For) Financing Activities
Borrowings (repayments) of revolving credit agreements and other financing, net	(11.7)	(30.6)	(3.9)
Issuances of long-term debt	1,587.3	—	743.8
Payments on long-term debt	(958.9)	—	(590.0)
Deferred financing fees	(20.9)	—	(6.7)
Premiums on early debt retirement	—	—	(19.0)
Payments for debt issuance costs	(12.2)	—	—
Repurchase of ordinary shares	—	—	(164.2)
Cash dividends	(142.4)	(129.6)	(123.9)
Other financing, net	(19.6)	(18.5)	(17.2)
Net cash from (for) financing activities	421.6	(178.7)	(181.1)
Effect of exchange rate changes on cash and cash equivalents	(48.9)	(15.6)	19.9
Net increase (decrease) in cash and cash equivalents	(1,278.6)	1,237.8	287.2

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Year Ended
	December 31, 2022	December 31, 2021	December 31, 2020
Cash and cash equivalents of continuing operations, beginning of period	1,864.9	631.5	344.5
Cash and cash equivalents held for sale, beginning of period	14.4	10.0	9.8
Less cash and cash equivalents held for sale, end of period	—	(14.4)	(10.0)
Cash and cash equivalents of continuing operations, end of period	$600.7	$1,864.9	$631.5

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the year for:
Interest paid	$217.0	$133.0	$145.8
Interest received	$58.2	$8.0	$12.1
Income taxes paid	$100.2	$448.0	$81.2
Income taxes refunded	$3.4	$17.1	$38.3

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31, 2022
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other	Operating Income	Interest and Other	Income Tax Expense (Benefit)	Income (Loss) from continuing operations*	Diluted Earnings (Loss) per Share*
Reported	$1,155.2	$382.6	$32.6	$308.6	$10.4	$31.0	$45.2	$(1.6)	$(12.6)	$(0.09)
As a % of reported net sales		33.1%	2.8%	26.7%	0.9%	2.7%	3.9%	(0.1)%	(1.1)%
Effective tax rate								11.4%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		38.9	0.3	(35.8)	—	74.4	(0.5)	—	74.9	0.55
Acquisition and integration-related charges and contingent consideration adjustments		22.1	—	(13.6)	—	35.7	(1.7)	—	37.4	0.27
Restructuring charges and other termination benefits		—	—	—	(10.4)	10.4	—	—	10.4	0.08
Unusual litigation		—	—	(4.5)	—	4.5	—	—	4.5	0.03
(Gain) loss on divestitures and investment securities		—	—	—	—	—	0.2	—	(0.2)	—
Non-GAAP tax adjustments**		—	—	—	—	—	—	12.9	(12.9)	(0.09)
Adjusted		$443.6	$32.9	$254.7	$—	$156.0	$43.2	$11.3	$101.5	$0.75
As a % of reported net sales		38.4%	2.8%	22.0%		13.5%	3.7%	1.0%	8.8%
Adjusted effective tax rate								10.0%

			Diluted weighted average shares outstanding (in millions)
			Reported							134.6
			Effect of dilution as reported amount was a loss, while adjusted amount was income***							1.6
			Adjusted							136.2

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**The non-GAAP tax adjustments are primarily due to $20.3 million of tax expense related to pre-tax non-GAAP adjustments, and the removal of the following reported tax items: (1) $11.5 million tax benefit on release of reserves related to Base Erosion and Anti-Abuse Tax (BEAT), offset by (2) $7.0 million tax expense impact of law changes, mainly in Belgium and (3) $9.8 million tax expense related to disposition of entities.

***In the period of a net loss, diluted shares outstanding equal basic shares outstanding.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31, 2021
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other	Operating Income (loss)	Interest and Other	Income Tax Expense (Benefit)	Income (Loss) from continuing operations*	Diluted Earnings (Loss) per Share*
Reported	$1,104.9	$362.3	$30.3	$269.2	$16.2	$46.6	$36.7	$(22.2)	$32.1	$0.24
As a % of reported net sales		32.8%	2.7%	24.4%	1.5%	4.2%	3.3%	(2.0)%	2.9%
Effective tax rate								(224.2)%
Pre-tax adjustments:

Amortization expense primarily related to acquired intangible assets		22.8	(0.6)	(28.2)	—	51.6	(0.5)	—	52.1	0.37
Acquisition and integration-related charges and contingent consideration adjustments		—	—	(10.5)	—	10.5	(8.3)	—	18.8	0.14
Impairment charges		—	—	—	(11.0)	11.0	—	—	11.0	0.08
Unusual litigation		—	—	(4.9)	—	4.9	—	—	4.9	0.04
Restructuring charges and other termination benefits		—	—	—	(5.2)	5.2	—	—	5.2	0.04
(Gain) loss on divestitures and investment securities		—	—	—	—	—	(1.1)	—	1.1	0.01
Separation and reorganization expense		—	—	(1.7)	—	1.7	—	—	1.7	0.01
Non-GAAP tax adjustments**		—	—	—	—	—	—	44.9	(44.9)	(0.33)
Adjusted		$385.1	$29.7	$223.9	$—	$131.5	$26.8	$22.7	$82.0	$0.60
As a % of reported net sales		34.9%	2.7%	20.3%		11.9%	2.4%	2.1%	7.4%
Adjusted effective tax rate								21.7%

			Diluted weighted average shares outstanding (in millions)
			Reported							135.5

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**The non-GAAP tax adjustments are primarily due to $20.3 million tax expense related to pre-tax non-GAAP adjustments and the removal of the following reported items: (1) $18.8 million tax benefit for release of certain non-US tax reserves and (2) $6.4 million tax benefit for non-recurring intra-entity transfers of intellectual property; offset by (3) $6.8 million tax expense related to Base Erosion and Anti-Abuse Tax (BEAT).

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Twelve Months Ended December 31, 2022
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other	Operating Income	Interest and Other	Income Tax Expense (Benefit)	Income (loss) from continuing operations*	Diluted Earnings (Loss) per Share*
Reported	$4,451.6	$1,455.4	$123.1	$1,210.1	$43.3	$78.9	$218.0	$(8.2)	$(130.9)	$(0.97)
As a % of reported net sales		32.7%	2.8%	27.2%	1.0%	1.8%	4.9%	(0.2)%	(2.9)%
Effective tax rate								5.9%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		125.7	(1.1)	(127.2)	—	254.0	(2.2)	—	256.2	1.89
Acquisition and integration-related charges and contingent consideration adjustments		32.3	—	(74.4)	—	106.7	(57.7)	—	164.4	1.21
Restructuring charges and other termination benefits		—	—	(1.3)	(42.5)	43.8	—	—	43.8	0.32
Loss on early debt extinguishment		—	—	—	—	—	(8.9)	—	8.9	0.07
Unusual litigation		—	—	(8.1)	—	8.1	—	—	8.1	0.06
Impairment charges		—	—	—	(4.6)	4.6	—	—	4.6	0.04
(Gain) loss on divestitures and investment securities		—	—	—	3.8	(3.8)	(1.6)	—	(2.2)	(0.02)
Non-GAAP tax adjustments**		—	—	—	—	—	—	72.0	(72.0)	(0.53)
Adjusted		$1,613.4	$122.0	$999.1	$—	$492.3	$147.6	$63.8	$280.9	$2.07
As a % of reported net sales		36.2%	2.7%	22.4%		11.1%	3.3%	1.4%	6.3%
Adjusted effective tax rate								18.5%

			Diluted weighted average shares outstanding (in millions)
			Reported							134.5
			Effect of dilution as reported amount was a loss, while adjusted amount was income***							1.3
			Adjusted							135.8

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**The non-GAAP tax adjustments are primarily due to $66.2 million of tax expense related to pre-tax non-GAAP adjustments, and the removal of the following reported tax items: (1) $7.4 million tax benefit on dispositions of entities, (2) $11.5 million tax benefit on release of reserves related to Base Erosion and Anti-Abuse Tax (BEAT), offset by (3) $6.0 million tax expense for non-recurring legal entity restructuring and (4) $6.8 million tax expense impact of law changes, mainly in Belgium.

***In the period of a net loss, diluted shares outstanding equal basic shares outstanding.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Twelve Months Ended December 31, 2021
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other	Operating Income	Interest and Other	Income Tax Expense (Benefit)	Income (Loss) from continuing operations*	Diluted Earnings (Loss) per Share*
Reported	$4,138.7	$1,416.2	$122.0	$1,111.4	$(227.6)	$410.4	$151.7	$389.6	$(130.9)	$(0.98)
As a % of reported net sales		34.2%	2.9%	26.9%	(5.5)%	9.9%	3.7%	9.4%	(3.2)%
Effective tax rate								150.6%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets		91.8	(3.0)	(118.4)	—	213.2	(2.8)	—	216.0	1.61
Impairment charges		—	—	—	(173.1)	173.1	—	—	173.1	1.28
Acquisition and integration-related charges and contingent consideration adjustments		1.5	(0.4)	(14.4)	—	16.3	(21.4)	—	37.7	0.28
Restructuring charges and other termination benefits		—	—	—	(16.9)	16.9	—	—	16.9	0.13
Indirect RX business support costs**		2.9	0.3	(9.6)	—	12.2	—	—	12.2	0.09
(Gain) loss on divestitures and investment securities		—	—	—	—	—	(4.5)	—	4.5	0.03
Separation and reorganization expense		—	—	(2.1)	—	2.1	—	—	2.1	0.02
Unusual litigation		—	—	(52.4)	417.6	(365.2)	—	—	(365.2)	(2.71)
Non-GAAP tax adjustments***		—	—	—	—	—	—	(311.2)	311.2	2.31
Adjusted		$1,512.4	$118.9	$914.5	$—	$479.0	$123.0	$78.4	$277.6	$2.06
As a % of reported net sales		36.5%	2.9%	22.1%		11.6%	3.0%	1.9%	6.7%
Adjusted effective tax rate								22.0%

			Diluted weighted average shares outstanding (in millions)
			Reported							133.6
			Effect of dilution as reported amount was a loss, while adjusted amount was income****							1.3
			Adjusted							134.9

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.
***The non-GAAP tax adjustments are primarily due to $42.4 million tax expense related to pre-tax non-GAAP adjustments and the removal of the following reported items: (1) $307.9 million tax expense related to the settlement of the Irish Notice of Assessment, (2) $47.8 million tax expense related to non-recurring intra-entity transfers of intellectual property and (3) $15.7 million tax expense related to Base Erosion and Anti-Abuse (BEAT); offset by (4) $18.8 million tax benefit for release of certain non-US tax reserves.
****In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Three Months Ended					Three Months Ended
	December 31, 2022					December 31, 2021
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$765.6	$232.2	$16.3	$94.2	$126.1	$736.1	$195.6	$17.1	$80.9	$92.5
As a % of reported net sales		30.3%	2.1%	12.3%	16.5%		26.6%	2.3%	11.0%	12.6%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		7.7	—	(7.4)	15.1	—	6.1	(0.1)	(6.4)	12.7
Acquisition and integration-related charges and contingent consideration adjustments		2.1	—	(5.1)	7.1	—	—	—	—	—
Restructuring charges and other termination benefits		(0.1)	—	—	(4.4)	—	—	—	—	4.1
Impairment charges		—	—	—	—	—	—	—	—	1.0
Adjusted		$241.9	$16.3	$81.7	$143.9	$736.1	$201.7	$17.0	$74.5	$110.3
As a % of reported net sales		31.6%	2.1%	10.7%	18.8%		27.4%	2.3%	10.1%	15.0%

	Three Months Ended					Three Months Ended
	December 31, 2022					December 31, 2021
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$389.6	$150.4	$16.3	$161.8	$(49.0)	$368.8	$166.7	$13.2	$129.6	$13.1
As a % of reported net sales		38.6%	4.2%	41.5%	(12.6)%		45.2%	3.6%	35.1%	3.6%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		31.2	0.2	(28.4)	59.3	—	16.6	(0.5)	(21.8)	38.9
Acquisition and integration-related charges and contingent consideration adjustments		20.0	—	(1.9)	21.9	—	—	—	—	—
Restructuring charges and other termination benefits		0.1	—	—	21.4	—	—	—	—	0.8
Impairment charges		—	—	—	—	—	—	—	—	10.0
Unusual litigation		—	—	—	—	—	—	—	2.9	(2.9)
Adjusted		$201.7	$16.5	$131.5	$53.6	$368.8	$183.3	$12.7	$110.7	$59.9
As a % of reported net sales		51.8%	4.2%	33.8%	13.8%		49.7%	3.4%	30.0%	16.2%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Twelve Months Ended					Twelve Months Ended
	December 31, 2022					December 31, 2021
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$2,925.9	$787.2	$68.2	$354.2	$366.1	$2,693.1	$765.1	$74.4	$314.0	$206.5
As a % of reported net sales		26.9%	2.3%	12.1%	12.5%		28.4%	2.8%	11.7%	7.7%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets		26.3	—	(29.4)	55.7	—	24.7	(0.4)	(26.0)	51.0
Acquisition and integration-related charges and contingent consideration adjustments		12.8	—	(6.7)	19.5	—	1.4	(0.4)	(1.2)	3.1
Restructuring charges and other termination benefits		(0.1)	—	(0.5)	2.9	—	—	—	—	8.0
Indirect RX business support costs*		—	—	—	—	—	2.1	(0.6)	—	2.7
Impairment charges		—	—	—	—	—	—	—	—	162.2
(Gain) loss on divestitures		—	—	—	(3.8)	—	—	—	—	—
Adjusted		$826.2	$68.2	$317.6	$440.4	$2,693.1	$793.3	$73.0	$286.8	$433.5
As a % of reported net sales		28.2%	2.3%	10.9%	15.1%		29.5%	2.7%	10.6%	16.1%

*Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.

	Twelve Months Ended					Twelve Months Ended
	December 31, 2022					December 31, 2021
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$1,525.7	$668.2	$54.9	$614.0	$(30.0)	$1,445.6	$651.1	$47.6	$550.4	$36.1
As a % of reported net sales		43.8%	3.6%	40.2%	(2.0)%		45.0%	3.3%	38.1%	2.5%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets		99.4	(1.1)	(97.8)	198.4	—	67.8	(1.8)	(92.5)	162.2
Restructuring charges and other termination benefits		0.1	—	—	29.5	—	—	—	—	6.1
Acquisition and integration-related charges and contingent consideration adjustments		19.5	—	(5.3)	24.7	—	—	—	—	—
Impairment charges		—	—	—	—	—	—	—	—	10.9
Unusual litigation		—	—	—	—	—	—	—	2.9	(2.9)
Adjusted		$787.2	$53.8	$510.9	$222.6	$1,445.6	$718.9	$45.8	$460.8	$212.4
As a % of reported net sales		51.6%	3.5%	33.5%	14.6%		49.7%	3.2%	31.9%	14.7%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	December 31, 2021	Total Change	December 31, 2022	December 31, 2021	Total Change
Net Sales
Consolidated Continuing Operations	$1,155.2	$1,104.9	4.6%	$4,451.6	$4,138.7	7.6%
Less: Currency impact(1)	(55.2)	—	5.0%	(217.1)	—	5.2%
Constant Currency Consolidated Continuing Operations net sales	$1,210.4	$1,104.9	9.6%	$4,668.7	$4,138.7	12.8%
Less: Divestitures(2)	$—	$25.1	2.4%	$—	$85.6	2.2%
Less: Acquisitions(3)	115.2	—	(10.5)%	260.8	—	(6.4)%
Organic Consolidated Continuing Operations net sales	$1,095.8	$1,079.8	1.5%	$4,408.5	$4,053.1	8.8%

	Three Months Ended	Twelve Months Ended
	December 31, 2022	December 31, 2022
Net Sales
HRA Pharma sales	$64.9	$193.6
Less: Currency impact(1)	(7.0)	(23.9)
Constant currency HRA Pharma net sales	$71.9	$217.5

(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed.
(2) Represents divestiture of Latin American businesses and ScarAway®.
(3) Represents acquisition of HRA Pharma in CSCA and CSCI, and Nestlé's Gateway Infant Formula Plant and Good Start® infant formula brand in CSCA.

TABLE III (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	December 31, 2021	Total Change	December 31, 2022	December 31, 2021	Total Change
Net Sales
CSCA	$765.6	$736.1	4.0%	$2,925.9	$2,693.1	8.6%
Less: Currency impact(1)	(0.6)	—	0.1%	(0.7)	—	0.1%
Constant currency CSCA Continuing Operations net sales	766.2	736.1	4.1%	2,926.6	2,693.1	8.7%
Less: Divestitures(2)	—	25.1	3.7%	—	85.6	3.6%
Less: Acquisitions(3)	52.0	—	(7.3)%	72.2	—	(2.8)%
Organic CSCA Continuing Operations net sales	$714.2	$711.0	0.5%	$2,854.4	$2,607.5	9.5%

	Three Months Ended			Twelve Months Ended
	December 31, 2022	December 31, 2021	Total Change	December 31, 2022	December 31, 2021	Total Change
Net Sales
CSCI	$389.6	$368.8	5.7%	$1,525.7	$1,445.6	5.5%
Less: Currency impact(1)	(54.6)	—	14.8%	(216.4)	—	15.0%
Constant currency CSCI Continuing Operations net sales	444.2	368.8	20.5%	1,742.1	1,445.6	20.5%
Less: Acquisitions(3)	63.2	—	(17.2)%	188.6	—	(13.0)%
Organic CSCI Continuing Operations net sales	$381.0	$368.8	3.3%	$1,553.5	$1,445.6	7.5%

(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed.
(2) Represents divestiture of Latin American businesses and ScarAway®.
(3) Represents acquisition of HRA Pharma in CSCA and CSCI on a constant currency basis, and Nestlé's Gateway Infant Formula Plant and Good Start® infant formula brand in CSCA.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended				Constant Currency Change (1)
	December 31, 2022	December 31, 2021	Total Change	Currency Impact (1)
CSCI Net Sales
Skin Care	$90.1	$74.0	21.8%	18.9%	40.7%
Upper Respiratory	74.2	82.0	(9.5)%	11.8%	2.3%
Pain and Sleep-Aids	52.2	53.4	(2.2)%	13.2%	11.0%
VMS	45.7	54.6	(16.3)%	10.4%	(5.9)%
Healthy Lifestyle	31.0	38.8	(20.1)%	10.6%	(9.5)%
Women's Health	31.7	12.4	155.6%	35.5%	191.1%
Oral Care	23.5	23.4	0.4%	13.3%	13.7%
Digestive Health and Other	41.2	30.2	36.4%	18.2%	54.6%
Total CSCI Net Sales	$389.6	$368.8	5.7%	14.8%	20.5%
Global product category reporting was updated in the second quarter of 2022 and results were adjusted retrospectively to reflect the changes.

(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed.

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31, 2022	December 31, 2021	Total Change		December 31, 2022	December 31, 2021	Total Change
Consolidated Continuing Operations
Adjusted gross margin	38.4%	34.9%		350 bps	36.2%	36.5%		(30) bps
Adjusted EPS	$0.75	$0.60	$0.15	25.0%	$2.07	$2.06	$0.01	0.5%
Consolidated adjusted diluted shares	136.2	135.5
Consolidated adjusted effective tax rate	10.0%	21.7%

Adjusted net income	$101.5	$82.0	$19.5	23.8%	$280.9	$277.6	$3.3	1.2%
Net cash from operating activities					$307.3	$156.3
Cash conversion					109.4%

CSCA
Adjusted gross margin	31.6%	27.4%		420 bps	28.2%	29.5%		(130) bps

CSCI
Adjusted gross margin	51.8%	49.7%		210 bps	51.6%	49.7%		190 bps
Adjusted operating income	$53.6	$59.9	$(6.3)	(10.5)%	$222.6	$212.4	$10.2	4.8%

	Three Months Ended
Consolidated Continuing Operations	December 31, 2022	April 2, 2022	Total Change
Reported	$382.6	$337.8
As a % of reported net sales	33.1%	31.4%	170 bps
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$38.9	$21.5
Acquisition and integration-related charges and contingent consideration adjustments	22.1	—
Adjusted	$443.6	$359.3
Adjusted gross margin	38.4%	33.4%	500 bps

TABLE VI
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	December 31, 2021	Total Change	December 31, 2022	December 31, 2021	Total Change
Consolidated Continuing Operations
Adjusted operating income	$156.0	$131.5	18.6%	$492.3	$479.0	2.8%
Less: Currency impact(1)	$(8.2)	$—		$(39.9)	$—
Constant currency adjusted operating income	$164.2	$131.5	24.9%	$532.2	$479.0	11.1%

CSCI
Adjusted operating income	$53.6	$59.9	(10.5)%	$222.6	$212.4	4.8%
Less: Currency impact(1)	$(7.7)	$—		$(38.2)	$—
Constant currency adjusted operating income	$61.3	$59.9	2.3%	$260.8	$212.4	22.8%

Consolidated Continuing Operations
Adjusted EPS	$0.75	$0.60	25.0%	$2.07	$2.06	0.5%
Less: Currency impact(1)	$(0.05)	$—		$(0.24)	$—
Constant currency EPS	$0.80	$0.60	33.3%	$2.31	$2.06	12.1%

(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed.